UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2013

Triple-S Management Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	000-49762	66-0555678
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico		00920
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-749-4949

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2013, the Compensation Committee of the Board of Directors of Triple-S Management Corporation (the "Company") approved changes to certain aspects of the compensation arrangements with Roberto García-Rodríguez in connection with his previously announced appointment to the position of Chief Operating Officer of the Company. In connection with his new responsibilities, Mr. García-Rodríguez’ annual base salary was increased to $505,000, his target annual cash performance bonus was set at 70% of base salary, and the target value of his annual equity incentive grant was increased to $450,000 per annum, effective on December 2, 2013.

The annual cash bonus and equity incentive grant are payable in accordance with the terms and conditions of the Company’s incentive compensation guidelines for senior executives and are subject to applicable performance goals, and to the discretion of the Company’s Board of Directors.

Other than as described above, the compensatory arrangements with Mr. García-Rodríguez have not changed. Mr. García-Rodríguez also participates in other employee benefit plans that are generally available to executive officers of the Company, as described in the proxy statement for the Company’s 2013 annual meeting of shareholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triple-S Management Corporation

December 19, 2013	By:	Ramón M. Ruiz-Comas

Name: Ramón M. Ruiz-Comas
Title: President and CEO